UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

Vertical Capital Income Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	811-22554	45-2904236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (631) 470-2719

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest	VCIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters approved by shareholders as described below will not take effect unless certain subsequent conditions are met. These conditions are described in detail in a Transaction Agreement that was filed as Exhibit 10.1 to Form 8-K on January 12, 2023. As of the January 23, 2023, record date for each of the matters, there were 10,380,002.924 shares outstanding.

At a Special Meeting of Shareholders of Vertical Capital Income Fund (the “Fund”) held on June 15, 2023 (Special Meeting #1), shareholders voted to elect five trustee nominees. The trustee nominees and their term of service are described in detail in the Fund’s Proxy Statement filed with the Securities and Exchange Commission on May 22, 2023.

Nominee	For	Withheld	Broker Non-Votes
Mark Garbin	5,492,465.696	560,823.759	0
Sanjeev Handa	5,489,495.046	563,794.409	0
Joan McCabe	5,476,196.831	577,092.624	0
Brian Marcus	5,458,933.338	594,356.117	0
Lauren Basmadjian	5,475,586.509	577,702.946	0

At a Special Meeting of Shareholders of the Fund held on June 15, 2023 (Special Meeting #2), shareholders voted to approve an investment advisory agreement between the Fund and a new investment adviser, Carlyle Global Credit Investment Management L.L.C.; as well as other changes to the Fund’s policies and governing documents as described below. These matters are described in detail in the Fund’s Proxy Statement filed with the Securities and Exchange Commission on May 22, 2023.

Proposals	For	Against	Abstentions
To approve an investment advisory agreement between the Fund and a new investment adviser, Carlyle Global Credit Investment Management L.L.C.	5,587,117.979	601,839.917	11,626.045
To approve a change in the Fund's classification from a diversified investment company to a non-diversified investment company.	5,574,514.322	605,410.520	20,659.099
To approve a change in the Fund's industry concentration policy from concentrated in the mortgage-related industry to non-concentrated.	5,582,105.686	603,430.655	15,047.600
To approve a change in the Fund's Declaration of Trust that would increase the shareholder approval threshold in a contested Trustee election to a majority of shares outstanding.	5,503,242.095	682,476.063	14,865.783
To approve a change to the Fund's Declaration of Trust to require shareholders representing at least 10% of shares to join in a derivative action when the demand on the Board is not excused.	5,461,116.474	706,796.674	32,670.793
To approve a change to the Fund's Declaration of Trust to add a Delaware state court exclusive jurisdiction clause.	5,486,806.308	698,682.335	15,095.298
To approve a change to the Fund's Declaration of Trust stating that the Fund may only be dissolved upon approval of at least 80% of the Trustees.	5,354,312.722	833,016.407	13,254.812
To approve certain vote threshold changes to the Declaration of Trust as follows. To approve certain merger or similar transaction conditions such that a merger or similar transactions with a Principal Shareholder shall require approval from a majority of the Trustees then in office and the affirmative vote of at least 75% of the outstanding Shares, excluding the Shares held by a Principal Shareholder party to the proposed transaction. Notwithstanding the above, approval of a majority of the Trustees then in office and 75% of the Continuing Trustees (those who have been on the board for at least 36 months or was nominated by a majority of Trustees serving for at least such time when nominated) would not require shareholder approval. Additionally, if at least 80% of the Trustees have approved a memorandum of understanding with the Principal Shareholder regarding a proposed transaction, only a Majority Shareholder Vote shall be required.	5,348,914.218	839,615.536	12,054.187
To approve increase to shareholder vote threshold to approve changes to Declaration of Trust as follows. No amendment may be made to Section 2.1 (Number and Qualification of Trustees), Section 2.2 (Term and Election of Trustees), Section 2.3 (Resignation and Removal of Trustees), Section 11.2(a)(Dissolution), Section 11.3 (Amendment Procedure), Section 11.4 (Merger, Consolidation and Sale of Assets) or Section 11.6 (Certain Transactions with Principal Shareholders) and no amendment that would change any rights with respect to any shares of the Fund by reducing the amount payable thereon upon liquidation of the Fund or by diminishing or eliminating any voting rights pertaining thereto except after a majority of the Trustees have approved a resolution therefor, and at least 75% of the outstanding shares have approved, unless the amendment was approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote is required. A "Majority Shareholder Vote" shall mean a vote of "a majority of the outstanding voting securities," as such term is defined in the 1940 Act. Nothing contained in the Declaration of Trust shall permit the amendment of the Declaration of Trust to impair the exemption from personal liability of the shareholders, Trustees, officers, employees and agents of the Fund or to permit assessments upon shareholders.	5,308,809.395	872,017.832	19,756.714
To approve of all other changes to the Fund's Declaration of Trust not addressed in Proposals 5-10.	5,502,474.755	672,604.122	25,505.064
To approve Amended and Restated By-Laws for the Fund.	5,523,156.655	651,100.890	26,326.396

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2023	Vertical Capital Income Fund
	By:	/s/ Jason Mattox
Jason Mattox
Secretary